CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333‑262479) of our report dated October 13, 2023 included in this Annual Report on Form 10-K of Vintage Wine Estates, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of June 30, 2023 and June 30, 2022, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2023.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

October 13, 2023